Exhibit 99.1

Vyyo Inc. Receives Staff Determination Letter from Nasdaq;

Will Request Hearing for Continued Listing

Norcross, GA, March 6, 2008 – Vyyo Inc. (Nasdaq:VYYO) today announced that it has received a Staff Determination Letter from Nasdaq.

The Staff Determination Letter, which was received on March 3, 2008, indicates that the Staff had on January 29, 2008 notified the Company that the market value of its listed securities had been below the minimum $50 million required for inclusion on The Nasdaq Global Market set forth in Marketplace Rule 4450(b)(1)(A) for the previous 10 consecutive trading days and in accordance with Marketplace Rule 4450(e)(4) the Staff had provided the Company with 30 calendar days, or until February 28, 2008, to regain compliance.

The Staff Determination Letter states that the Company fails to comply with the market value of publicly held shares requirement for continued listing on The Nasdaq Global Select Market and, thus, has not regained compliance in accordance with Marketplace Rule 4450(e)(4).  Accordingly, Vyyo’s common stock is subject to delisting from The Nasdaq Global Market.

Vyyo is requesting a hearing before the Nasdaq Listing Qualifications Panel to review the Staff Determination Letter.  During the hearing process, delisting of Vyyo’s common stock will be stayed and it will continue to be traded on The Nasdaq Global Market until the panel makes a final decision. There can be no assurance that the panel will grant the Company’s request for continued listing.  During the hearing process, the Company may seek to transfer the listing of its common stock to The Nasdaq Capital Market if it meets the listing requirements for such market.

About Vyyo Inc.

Vyyo Inc. (NASDAQ: VYYO) delivers to cable system operators a powerful, economic platform with fiber-like performance that extends their dominant bandwidth position over the competition and drives new revenues. Vyyo’s UltraBand™ spectrum overlay technology expands typical HFC (hybrid-fiber coax) network capacity in the “last mile,” cost-effectively offering the only solution that quadruples upstream and doubles downstream bandwidth to help operators deliver new, advanced residential and business services at a fraction of the cost of fiber deployments. Vyyo is based in Norcross, GA. For more information, please visit http://www.vyyo.com.

Safe Harbor Statement

Statements made in this press release relating to the future, including those related to the opportunities created for our customers, the capabilities of our UltraBand platform and our ability to dramatically increase upstream and downstream bandwidth, are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or prove incorrect, could cause our business and results of operations to differ materially from those expressed or implied by such forward-looking statements. Risks that may cause these forward-looking statements to be inaccurate include among others: whether we will be able to accelerate the movement from development stage to deployment and establish meaningful commercial relationships with cable system operators; the current limited visibility available in the telecommunications and broadband access equipment markets; the willingness and ability of operators to adopt our new technology and apply it in a manner that meets customer demands; our ability to produce and distribute our UltraBand platform and T1 solutions in the quantities, and with the quality control, desired by the market; and other risks set forth in our annual report on Form 10-K for the year ended December 31, 2006, our quarterly reports on Form 10-Q and other reports filed by us with the Securities and Exchange Commission from time to time. We assume no duty to update these statements.

All trademarks mentioned herein are the property of their respective owners.

###

PUBLIC RELATIONS:	INVESTOR RELATIONS
Paul Schneider	Walt Ungerer
Paul Schneider Public Relations, Inc.	EVP, Corporate Strategy and Investor Relations
(w) 215.702.9784	Vyyo Inc.
(m) 215.817.4384	(m) 678.488.0468

pspr@att.net

ir@vyyo.com